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                                                                    EXHIBIT 23.5

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-45200) of our report dated March 5, 1999 relating to the financial statements of RaiLink, Inc. as of December 31, 1998 and for the year then ended, which appear in RailAmerica, Inc.'s Current Report on Form 8-K/A dated October 5, 1999. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Fort Lauderdale, Florida
October 23, 2000